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                                                                  Exhibit 99.1


                         Dated as of: December 10, 2002

Sorrento Networks Corporation
Sorrento Networks, Inc.
9990 Mesa Rim Road
San Diego, CA  92121

Attention:  Mr. Joe R. Armstrong
            Chief Financial Officer

                Letter of Intent for Proposed Exchange of Senior
               Convertible Debentures and Series A Preferred Stock

Ladies and Gentlemen:

         You have advised us of your desire to exchange the outstanding 9.75% Senior Convertible Debentures Due August 2, 2007 (the "Debentures"), issued by Sorrento Networks Corporation ("Parent"), and the outstanding Series A Convertible Preferred Stock (the "Preferred Stock") issued by Sorrento Networks, Inc. ("Subsidiary"), into new shares of common stock and new convertible debentures of Parent (the "Exchange"). Parent and Subsidiary have represented to us that upon the Closing (as defined below) of the Exchange, Parent, Subsidiary, Meret Optical Communications, and Sorrento Valley Holdings (collectively, the "Companies") will all be merged with and into Parent (with Parent as the surviving corporation).

         Based upon our understanding of the Exchange as described above and upon the information that you have provided to us, the undersigned holders of the Debentures and holders of the Preferred Stock (the "Consenting Holders") are pleased to present this Letter of Intent to enter into the Exchange on the terms and subject to the conditions described in the Term Sheet attached hereto as Exhibit A (the "Term Sheet"). In addition, each Consenting Holder's intent to enter into the Exchange and the effectiveness a nd closing of the Exchange and the transactions contemplated by the Term Sheet (the "Closing") are expressly conditioned upon satisfaction of the following conditions precedent on or prior to the Closing:

         1. The Consenting Holders shall have received an unaudited pro forma balance sheet of the Companies showing the effect of the Exchange as of October 31, 2002, in form and substance satisfactory to the Consenting Holders.

         2. Counsel and accountants for the Consenting Holders shall have received a list of all liens and leases affecting the assets of any of the Companies, and copies of such listed documents as requested.





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Sorrento Networks Corporation
December 10, 2002
Page 2

         3. Counsel and accountants for the Consenting Holders shall have received a list of all options, rights of first refusal, warrants, rights to acquire stock, and similar agreements affecting the stock of Parent or any of its subsidiaries, and copies of such listed documents as requested.

         4. With respect to any real estate collateral, the Consenting Holders shall have received policies of title insurance in amount, form and from an issuer reasonably satisfactory to the Consenting Holders.

         5. The Proxy Statement shall have been filed with and cleared by the SEC and mailed to existing common shareholders. There shall have been a vote of the existing common shareholders approving the Exchange and all transactions contemplated thereunder and as otherwise set forth in the Term Sheet. The Registration Statement shall have been filed and be effective with respect to all new common stock to be issued or issuable pursuant to the Exchange.

         6. The holders of Debentures and the holders of Series A Preferred shall have been timely polled in writing regarding their acceptance or rejection of the Exchange.

         7. All other necessary or appropriate third party and governmental waivers and consents with respect to the Exchange and all transactions contemplated thereunder and hereunder shall have been received.

         8. The definitive documentation for the Exchange and the transactions contemplated thereby, including without limitation, the Exchange Agreement, the New Debentures, the deeds of trust and other collateral agreements, will be consistent with the Term Sheet, include such provisions as are customary for similar transactions, and shall otherwise be in form and substance satisfactory to the Consenting Holders.

         9. The Consenting Holders shall have received opinions of counsel from Parent's counsel (including local counsel as requested) in form and substance reasonably satisfactory to the Consenting Holders.

         10.      As of the Closing, there will have been since the date hereof
                  (a) no material adverse change in the business, financial or other condition of the Companies taken as a whole, the industry in which the Companies operate, or the collateral securing the indebtedness to be evidenced by the New Debentures, (b) no litigation commenced which would challenge the Exchange or the transactions contemplated thereby or hereby, and (c) no material increase in the liabilities, liquidated or contingent, of the Com panies, or a material decrease in the assets of the Companies, in each case taken as a whole.





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Sorrento Networks Corporation
December 10, 2002
Page 3

         11. From the date hereof through the Closing, Parent, Subsidiary, Meret Optical Communications ("Meret"), and Sorrento Valley Holdings (a) shall restrict their respective cash expenditures to ordinary course transactions, compensation to currently-employed officers, and the expenses directly associated with the Exchange, and (b) shall refrain from making any inter-company transfers of cash, other than the downstreaming from Parent to Meret of an aggregate amount not to exceed $200,000 for the reimbursement of ordinary course expenses.

         12. Parent shall have caused the 8K Report and Press Release (as defined below) to be timely filed and issued.

         13. Completion by the Consenting Holders of all business and legal due diligence with results satisfactory to the Consenting Holders, including with respect to (a) the Companies' corporate structures, capital structure, material contracts and governing documents, and (b) the tax effects to the Consenting Holder and the Companies resulting from the Exchange.

         14. Parent shall have complied with all SEC and NASDAQ reporting requirements from the date hereof through the Closing.

         15. Counsel and accountants for the Consenting Holders shall have received copies of the draft tax returns of the Companies prepared by BDO Seidman.

         16. Each of the Consenting Holders of Debentures shall have received payment in cash of its Consent Fee, as set forth in the Term Sheet, with no deduction, offset, or recoupment.

         17. From the date hereof through the Closing, there shall be a stay of all litigation in Delaware Chancery Court Numbers 19038 and 18915.

         18. As of the Closing, there shall be no injunction, stay, or restraining order in effect with respect to the Exchange or any of the transactions contemplated by the definitive agreements for the Exchange.

         19. The Companies shall have satisfied all the conditions to Closing set forth in the definitive final agreements for the Exchange, including conditions which may not be specifically enumerated in this Letter of Intent or the Term Sheet.

         20. Before the Closing, certain critical events will occur on the dates substantially as set forth in the Timeline of Critical Events attached to the Term Sheet.





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Sorrento Networks Corporation
December 10, 2002
Page 4

         21. From the date hereof through the Closing, no shares of common stock shall have been issued by the Companies except in connection with the exercise of any options, warrants or similar rights existing as of the date hereof.

         22. As of the Closing, all parties receiving the new convertible debentures under the Exchange shall have qualified as accredited investors in the private offering of such debentures.

         23.      The Closing shall have occurred on or before the earlier of
                  (a) March 28, 2003, or such extended date as may be agreed in a writing signed before such date by the Companies and Consenting Holders representing a majority of the principal amount of the Debentures and a majority of the shares of Series A Preferred held by the Consenting Holders, and (b) the date Consenting Holders representing a majority of the principal amount of the Debentures and a majority of the shares of Series A Preferred held by the Consenting Holders notify Companies and the other Consenting Holders that any of the conditions precedent set forth in this Letter of Intent shall not have been satisfied and are not reasonably likely or capable of being satisfied prior to the date set forth in the preceding clause (a) (the "Closing Deadline"). If the Closing does not occur by the Closing Deadline, this Letter of Intent and the Term Sheet shall be null, void, and of no effect, and shall not waive, release or prejudice the rights, claims, or defenses of any person and shall not be deemed to be an admission against interest of any person (including the Companies and/or any Consenting Holder); provided, that the Companies shall pay and shall remain liable to pay the legal and accounting fees and expenses of the Consenting Holders of Preferred Stock and the Consenting Holders of the Debentures which fees and expenses are incurred on or prior to the Closing Deadline, as set forth in the Term Sheet, and such obligation to pay shall survive the Closing and the Closing Deadline.

         No amendments, waivers or modifications of this Letter of Intent or the Term Sheet or any contents thereof shall be effective against the Companies or the Consenting Holders unless expressly set forth in writing and executed by the Companies and the Consenting Holders.

         On or before December 12, 2002, and December 13, 2002, respectively, the Companies shall issue the press release and file the Form 8K report, each as described in the Term Sheet.

         THIS LETTER OF INTENT SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).





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Sorrento Networks Corporation
December 10, 2002
Page 5

         This Letter of Intent shall be of no force and effect unless and until it is executed by Parent and Subsidiary and by the Consenting Holders of at least 50% of the principal amount of the Preferred Stock and at least 50% of the principal amount of the Debentures on or before 5:00 p.m. (California time) on Tuesday, December 10, 2002, and delivered by facsimile to each of (1) Murphy Sheneman Julian & Rogers, facsimile number (415) 421-7879, to the attention of Margaret Sheneman, Esq., (2) Irell & Manella, LL C, facsimile number (310) 203-7199, to the attention of Chris Kennedy, Esq., and (3) White & Case LLP, facsimile number (212) 354-8113, to the attention of Evan Hollander, Esq.

                          [signature pages to follow]





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Sorrento Networks Corporation
December 10, 2002
Page 6

Exchange Offer Proposed By:
"Parent"                                     "Subsidiary"

SORRENTO NETWORKS CORPORATION                SORRENTO NETWORKS, INC.

By:_________________________________         By:________________________________

Name:_______________________________         Name:______________________________

Title:______________________________         Title:_____________________________


Consenting Holders of Series A Preferred Stock
----------------------------------------------

Name of Beneficial Holder
or Authorized Representative:___________________________________________________

Signature:______________________________________________________________________

Print Name:_____________________________________________________________________

Number of Shares of Series A Preferred Stock Held:______________________________


Consenting Holders of Senior Convertible Debentures
---------------------------------------------------

Name of Beneficial Holder
or Authorized Representative:___________________________________________________

Signature:______________________________________________________________________

Print Name:_____________________________________________________________________

Principal Amount of Debentures Held:____________________________________________

                                   EXHIBIT A

                                  (Term Sheet)


                                   TERM SHEET
                          SORRENTO NETWORKS CORPORATION
                           CONVERTIBLE DEBENTURES AND
                        SERIES A PREFERRED STOCK EXCHANGE

         This memorandum summarizes the principal terms for the exchange (the "Exchange") of the outstanding 9.75% Senior Convertible Debentures Due August 2, 2004 (the "Debentures") issued by Sorrento Networks Corporation ("Parent") and the Series A Convertible Preferred Stock (the "Series A Preferred") issued by Sorrento Networks, Inc. (the "Subsidiary"), into newly issued shares of the Parent's common stock and new convertible debentures to be issued by the Parent. Upon the execution of final definitive agreements incorporating the terms herein in form and substance satisfactory to (i) Parent, Subsidiary, Meret Optical Communications ("Meret") and Sorrento Valley Holdings ("SVH") and (ii) the Consenting Holders (as defined below) (the "Definitive Agreements") and the closing thereof (the "Closing"), Consenting Holders of the requisite majority of the principal amount of the Debentures, and Consenting Holders of the requisite majority of Series A Preferred, shall execute Exit Consents (in form and substance satisfactory to the Consenting Holders) by which the rights arising under the Debentures and the Series A Preferred, respectively, shall be changed, amended or modified with respect to covenants, rights, obligations or provisions associated with any agreements that may govern the Debentures and the Series A Preferred. As a condition of the Exchange, any tendering Debenture Holder or Series A Preferred stockholder must tender their entire holding.

         "Consenting Holder" shall mean with respect to the holders of Series A Preferred, those persons who deliver by January 9, 2003, facsimile signatures on the Letter of Intent attached hereto. "Consenting Holder" shall mean with respect to the holders of the Debentures, those persons who deliver facsimile signatures by January 9, 2003, on the Letter of Intent attached hereto and on the Consent and Waiver described below.

         Any offer or acceptance of the Exchange proposed in this Term Sheet is and shall be contingent upon satisfaction of the terms and conditions described in the Letter of Intent to which this Term Sheet is attached. The Exchange shall be effective and the Closing shall occur only upon the satisfaction of such conditions and upon the satisfaction of any one of the following three (3) alternatives, which shall be set forth in and authorized by the definitive Exchange Agreement. The Exchange Agreement would set forth the voting majorities, voting deadlines, and standards for determination among these three alternatives:

         (1) the written acceptance by the holders of 100% of the Series A Preferred and the holders of 100% of the Debentures ("Alternative (1)"), or

         (2) the written acceptance and subsequent confirmation by the holders of at least 100% of the Series A Preferred and the holders of at least 90% of the principal amount of the Debentures, that those Debenture holders who have not consented to the Exchange shall be bound by the Debentures as amended by the Exit Consents, and shall be paid at maturity only in the common stock of the Parent ("Alternative (2)"); or

         (3) the written acceptance by at least two-thirds (2/3) of those holders of Series A Preferred that actually vote to accept or reject the Exchange, and the written acceptance by at least 50% of the holders of Debentures that actually vote to accept or reject the Exchange and two-thirds (2/3) in dollar amount of the Debentures held by those holders of the Debentures that actually vote to accept or reject the Exchange, in which case the Parent and Subsidiary shall seek orders by a court of competent jurisdiction binding all non-consenting holders to the Exchange and compelling them to accept the exchange consideration in satisfaction of all claims and interests represented by the Series A Preferred and the Debentures.

The Timeline of Critical Events attached hereto is incorporated herein as additional terms and conditions of the proposed Exchange and the Closing.

PRINCIPAL EXCHANGE TERMS:
-------------------------

Issuer:                     Sorrento Networks Corporation

Investors Eligible          All of the Debenture holders and all of the Series A
to Participate in           Preferred holders, excluding the Parent.
the Exchange:

Single Corporation:         On the Closing Date, each of the Subsidiary, Meret
                            and SVH would be merged into Parent, subject to consideration of tax issues. The single corporation will be incorporated in Delaware or other state satisfactory to Parent and the Consenting Holders.

Securities to be Acquired:  Up to 100% of the $32.2 million of Debentures and up to 100% of the $48.8 million of Series A Preferred.

                            The Pro Rata Share of the Series A Preferred (in the aggregate) would be fifty-seven and one-half percent (57.5%). The Pro Rata Share of the Debentures (in the aggregate) would be forty-two and one-half percent (42.5%).

                            Each Debenture holder and Series A holder would receive an allocation of the New Common based on their respective Pro Rata Shares. Each Debenture holder and each Series A holder would receive an allocation of the New Debentures (excluding the Fee Amount Debenture described below) based on their respective Pro Rata Shares. Prior to the Closing, there may be opportunities for an individual Debenture holder or Series A holder to opt into or opt out of a particular instrument at agreed rates.

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Securities to be Issued:    A) Shares of the Parent's common stock (the "New
                            Common") in an amount sufficient (together with the shares of New Common issuable upon conversion of the New Debentures (as defined below) but excluding the New Common issuable in respect of the Fee Amount Debenture (as defined below)) to equal 87.5% of the Parent's common stock on a Diluted Basis. If the Exchange occurs pursuant to either Alternative (1) or Alternative (2), such shares of New Common will be registered. "Diluted Basis" means the total number of shares of the Parent's common stock issued and outstanding immediately after the Closing, after giving effect to (i) the Exchange and the issuance of New Common, (ii) the shares issuable upon conversion of the New Debentures (other than the Fee Amount Debenture), and (iii) the exercise of the Warrants (as defined below), but without giving effect to (a) the Employee Stock Options described below, (b) the shares issuable upon conversion of the Fee Amount Debenture and (c) any of the existing employee options, all of which are currently underwater and which will be listed on a schedule (the "Option Schedule") to the Exchange Agreement (subject to review and approval by the Consenting Holders).

                            The "Reference Price" would be an amount per share equal to the volume-weighted average market price of Parent's common stock for the ten (10) trading days ending on the third trading day prior to the Closing Date.

                            B) New convertible debentures ("New Debentures"), which would be secured by the collateral described herein.

                            The New Debentures (excluding the Fee Amount
                            Debentures) would be convertible at any time at the option of the holders thereof at a conversion price equal to the Reference Price into shares of the New Common; provided, that in no event shall the number of shares issuable on a Diluted Basis as of the Closing Date represent less than 10% nor more than 30% of the New Common shares described in paragraph
                            A) above (i.e., the conversion price will be subject to a collar). The conversion price for the New Debentures after giving effect to the collar is referred to as the "Conversion Price")

                            In addition, the Fee Amount Debenture would be convertible at the same Conversion Price as the other New Debentures.

Fee Amount Debenture:       The original principal amount of the New Debentures
                            would be $12.5 million plus the Fee Amount (as defined below) to reimburse certain Series A Preferred holders for legal fees and expenses incurred on or prior to November 11, 2002 (the "Fee Amount Debenture"). The holders of Series A Preferred who funded legal fees and costs on behalf of the holders of Series A
                            Preferred in Delaware Chancery Court cases 19038 and
                            18915 (the "Funding Series A Holders") would receive the Fee Amount Debenture based upon the relative proportion of such legal fees and costs expended by them. "Fee Amount" means $950,000 less, on a dollar for dollar basis, any amount paid by UPC to Subsidiary from the date hereof through the Closing
                            Date with respect to the invoices at issue in the pending litigation between them and which is thereafter paid to the Funding Series A Holders on the same proportionate basis. Subsidiary agrees to pay any such amounts received from UPC (up to the Fee Amount) to the Funding Series A Holders at or prior to the Closing.

Existing Common:            Holders of existing common stock outstanding
                            immediately before the Closing Date shall retain common stock which, in the aggregate, totals seven and one-half percent (7.5%) on a Diluted Basis.

                            In addition, holders of existing common stock outstanding as of the Closing Date (with the exact record date to be set by the Parent and to be no more than 10 business days prior to the Closing
                            Date) shall receive warrants (the "Warrants") to acquire New Common stock which, in the aggregate, totals five percent (5%) on a Diluted Basis. The Warrant exercise price shall be 110% of the Reference Price. Cash must be paid to exercise. The Warrants may be exercised at any time on or prior to the Maturity Date. Parent shall have right to repurchase the Warrants at any time, upon 30 days prior notice, for a nominal price at any time after the volume-weighted average market price of Parent's common stock for any ten (10) consecutive trading days equals or exceeds 150% of the exercise price.

Employee Stock Options:     Parent Board of Directors shall adopt an employee
                            incentive stock option plan under which up to fifteen percent (15%) of the New Common on a Diluted
                            Basis (which for these purposes shall include the conversion of the Fee Amount Debenture) would be available for persons employed by the Parent or any subsidiary on or after December 9, 2002 (the
                            "Employee Stock Options"). Up to half of the Employee Stock Options would be issued at or promptly following the Closing Date at the then-current market price (but in any event not less than 90% of the Reference Price), and the remaining

                            Employee Stock Options would be issuable from time to time in such amounts and at such prices as approved by the Board after the Closing Date. Any such Employee Stock Options granted to persons who currently hold employee options from the Parent shall be made subject to the agreement by such person not to exercise any such currently existing options.

Covenants:                  Covenants against any senior or subordinated debt or
                            preferred stock, except (1) up to $5 million permitted in lease or equipment financing, and (2) a revolving credit line secured by a security interest in the Parent's assets, excluding the Real Estate and the Preferred Investments, would be permitted up to $5 million maximum commitment amount, or (upon consent of the holders of a majority in principal dollar amount of the New Debentures) up to $10 million in maximum commitment amount (the "Permitted
                            Credit Line").

                            Standard covenants and protective provisions, including the same covenants as in Debentures, except as the Parties may agree in the New Debentures' Definitive Agreements.

Collateral:                 New Debentures would be secured by:

                            (1) a security interest in all the Parent's now existing or hereafter acquired assets, which security interest (except as provided in the paragraph following clause (3) below) would be subordinated to or (at request of the Parent) released in favor of the Permitted Credit Line; and

                            (2) Recorded deeds of trust and rent assignments on two San Diego real properties (the "Real Estate") junior only to existing mortgages of $1.2 million and $2.3 million, with due on sale and due on encumbrance clauses; and

                            (3) Pledge of the Parent's economic interest in certain preferred stock investments of Parent and/or Parent's interest in special purpose subsidiary (the "Preferred Investments") and any cash or non-cash proceeds, dividends, and conversion rights thereof, with the Parent retaining equity ownership and voting rights.

                            New Debentures' lien on Real Estate and Preferred Investments cannot be subordinated to any other lender or released without consent of holders of two-thirds (2/3) of the principal amount of New Debentures. (While the security interest in other non-Real Estate, non-Preferred Investments assets could be subordinated to Permitted Credit Line, the claims represented by the New Debentures would not be subordinated.)

Maturity Date:              August 2, 2007. The Maturity Date would not be
                            subject to any further extensions beyond August 2, 2007.

Redemption at
Parent's  Option            At any time prior to the Maturity Date, on thirty
                            day's advance written notice, Parent may mandatorily redeem for cash in an amount equal to par plus accrued interest (including any PIK Interest and accrued interest thereon) all or any portion of the then outstanding New Debentures. Any such call shall be pro rata.

                            Upon a Change of Control of the Parent or an Organic Change (as defined in existing Debentures), at the option of the Parent or the acquirer in the event of an acquisition of the Parent, the New Debentures will be either (1) redeemed in cash equal to all principal plus accrued interest, or (2) assumed by the surviving entity.

Interest Rate:              7.5% per annum interest on New Debentures,
                            compounded and payable quarterly.

                            Interest payments may be made at the Parent's option either in cash, PIK (as defined below) or common stock or a combination thereof.

PIK Option
for Interest:               Each quarter the Parent may elect to pay in kind
                            ("PIK") by adding to the principal of the New
                            Debentures up to one-third (1/3) of that quarter's interest, provided the total PIK of interest outstanding at any one time shall not exceed an amount equal to two (2) quarterly interest payments.
                            Any interest which is PIK'd shall itself bear interest at the 7.5% contract rate.

                            The Parent shall give New Debenture holders at least five trading days advance notice of the Parent's intended method of paying the quarterly interest payment and if and how much of such payment will include PIK.

Permitted Lock-up for       The Consenting Holders shall agree to provisions
New Underwriting:           insuring an orderly distribution of and restrictions
                            on sale of the New Common stock, including a reasonable holding period, but only in connection with and to facilitate a "New Underwriting" described below.

                            Any material non-public financial or other information disclosed to Series A Preferred and Debenture representatives in the course of negotiating and documenting the restructure that remains material shall be publicly disclosed on or before the Closing Date. There will be no restrictions in trading New Common stock.

New Underwriting:           One or more underwritten public offerings for the
                            issuance of additional common stock, in exchange for new cash to be received by the Parent (a "New
                            Underwriting") would be permitted, provided each New
                            Underwriting complies with the NASDAQ rules.

Voting: New Common stock has full voting rights immediately upon issuance.

Board Representation:       Upon the Closing, the Parent's Board of Directors
                            may be increased from five members to seven members, if and to the extent necessary to accommodate the new director request below. Each of the Consenting
                            Holders of the Debentures and/or the Consenting
                            Holders of the Series A Preferred may request, on or before the Closing Date, that the current Board of Directors appoint one new director (for a total of two possible new directors) requested by such Consenting Holders. The new director(s) would continue in office until the next regularly scheduled annual meeting of Parent's stockholders and shall be nominated for re-election at such meeting.

Anti-dilution:              A) Until one (1) year after the Closing Date of the
                            Exchange, exchanging holders of Debentures and Series A Preferred who continue to hold New Common and New Debentures received by them in the Exchange shall have weighted average anti-dilution protection for such continued holdings (which shall adjust to the formula for any anti-dilution protection granted by the Parent during such one year period that is more favorable to such holders than the weighted average anti-dilution protection originally provided) with respect to the issuance of any additional common stock (subject to the exceptions set forth in paragraph B) below).

                            B) The foregoing anti-dilution rights (other than the most favored nations treatment) do not apply to
                            (1) any New Underwriting, (2) the issuance of any shares pursuant to the New Debentures, Warrants, Employee Stock Options or any options listed on the Option Schedule or (3) any other public offering (other than a New Underwriting) or any private placement of additional common stock for consideration which is all cash to the Parent and with respect to which (i) its price per share is equal to or greater than the Reference Price or (ii)
                            (x) its price per share is less than the Reference Price but equal to or greater than the volume-weighted average market price for the ten
                            (10) trading days immediately before the issuance of such additional common stock (or execution of an agreement to issue such additional common stock) and
                            (y) such issuance is approved by a majority vote of the Board, including the designee of the Series A Preferred; and, in the case of both clauses (i) and
                            (ii) there is no additional consideration transferred to or received by the recipient of the additional common stock (a "Market Issuance").

                            C) In addition, the Exchange Agreement will include a covenant that, if within one year following the Closing, the Company is required to issue shares of common stock upon the exercise of any right, option or warrant for the purchase or issuance of or payment in the form of common shares, which right, option, or warrant was issued prior to the Closing Date and is not listed on the Option Schedule, then the Parent will issue additional shares of common stock to the exchanging holders of the Debentures and the Series A Preferred, and will adjust the conversion price of the New Debentures, sufficient to offset the dilutive impact of such issuances.



Actions Pending Closing     Upon the Letter of Intent for this Term Sheet
of Exchange Offer:          being executed and delivered by Consenting Holders
                            of at least 50% of the Series A Preferred and 50.5% of the Debentures, then, pending the Closing:

                            (1) Stay of Litigation: The Series A Consenting Holders, the Subsidiary and the Parent shall stay all then pending actions in Delaware Chancery Court Cases numbered 19038 and 18915; and

                            (2) Consent Fee; Consent and Waiver: Parent shall pay to the Consenting Holders of the Debentures a Consent Fee in the amount of $320,000 (in the aggregate). The consent of each Consenting Holder to the Letter of Intent shall include (a) waiver of any Event of Default which would arise under Debenture section 22(b) caused by the non-timely payment of the quarterly interest payment due January 2, 2003, and (b) waiver of the quarterly interest payment due January 2, 2003, and
                            (c) forbearance from enforcing any right or remedy under the Debentures until the earlier of the Closing Date or the Closing Deadline (the "Consent and Waiver"). Such Consent and Waiver shall be in a letter prepared by Debenture holders' counsel in form and substance satisfactory to Parent and counsel for Series A holders.

                            Each Holder who delivers by 5 p.m. (New York time) on Thursday, January 9, 2003, the executed Consent and Waiver and its signature on the Letter of Intent, shall receive its fractional share of the $320,000 Consent Fee. For each Consenting Holder, the numerator of the fraction shall be the outstanding principal amount of said Consenting Holder's Debentures and the denominator shall be the principal outstanding amount of the aggregate Debentures held by those Consenting Holders who deliver by January 9, 2003, their signatures for the Consent and Waiver and this Letter of Intent. The Parent shall pay the fractional share (assuming 100% participation) of the Consent Fee to each Consenting Holder (in cash, with no deduction or offset) within two (2) business days after the Parent's counsel receives signatures from the holders of sixty-six and 2/3 percent (66 2/3%) of the principal outstanding amount of the Debentures and shall pay the balance of the Consent Fee (calculated based on the actual percentages consenting), if any, by January 14, 2003 (two business days after the January 9, 2003 deadline).

                            (3) Best Efforts: The Parent, Subsidiary, Meret, and SVH, and all Consenting Holders agree that they will make best efforts, including the proper allocation of legal and financial resources, to complete and execute the definitive Agreements by December 20, 2002, and to take other actions to consummate the Closing, as set forth on the Timeline attached hereto and the Letter of Intent.

Other Terms
and Conditions:             Prior to and as a condition precedent to the
                            Closing, UPC and the Subsidiary shall resolve on a final basis the outstanding receivables issue in accordance with the agreement in principle currently in effect between the parties, and the litigation relating to such issue shall be dismissed with prejudice.

                            Upon the Closing of the Exchange Offer:

                            a. The Parent and Series A Holders shall have resolved to their satisfaction the Delaware Chancery Court lawsuits Case Nos. 19038 and 18915.

                            b. Series A Holders shall withdraw their demand for redemption of the Series A.

                            c. As part of the Exit Consents described on page 1 of this Term Sheet, there would be mutual waivers by and among each of the Parent, Subsidiary, Meret, the Debenture Holders, and the Series A Holders of their respective claims and defenses that (1) the claims represented by the Debentures or the New Debentures are or should be subordinated to former Series A Preferred, and/or any Series A Holders' claims against the Parent, the Subsidiary, Meret and/or New Common or New Debentures, and/or (2) the Series A Preferred is or should be subordinate to the Debentures, and/or any Debenture holders' claims against the Parent, the Subsidiary, Meret and/or New Common or New Debentures.

                            d. The Parent, Subsidiary, and Meret, and all holders of the Debentures and the Series A Preferred who participate in or are bound by the Exchange will receive mutual general releases with respect to each other party.

Proxy and Registration      The Parent shall prepare and file with the SEC a
Statement:                  Proxy Statement seeking shareholder approval of (i)
                            the Exchange and any ancillary or related matters to the extent deemed necessary or desirable by Parent's
                            Board of Directors, and (ii) a Registration
                            Statement for issuance of the shares of New Common stock, along with the shares of New Common stock issuable upon exercise of the New Debentures (the
                            "Registrable Shares"). The Registration Statement shall become effective, the Proxy Statement shall be cleared by the SEC, the Proxy Statement shall have been mailed to Parent's shareholders, and the shareholder approval sought shall have been obtained by the requisite majority of shareholders prior to the Closing of the Exchange, but in no event later than the Closing
                            Deadline (as defined in the Letter of Intent). In addition all requests for additional information made by the SEC staff to the Parent will be responded to within ten (10) business days of the receipt thereof; and provided further, that the Consenting Holders of the Debenture and Series A
                            Preferred shall be given the opportunity to review and comment upon the Proxy Statement, the Registration Statement, and all amendments and supplements thereto, at least three (3) business days prior to its filing with the SEC, with such review to be completed and comments provided within two (2) business days. If such review is not completed within two (2) business days, the Parent shall have one (1) additional day to obtain effectiveness of the Proxy Statement or the Registration Statement for each additional day, or portion thereof, of such review time. In addition, the Registration Statement shall remain effective for as long as it is required for the holders of New
                            Common to sell their shares, and further the Parent cannot file the Registration Statement or the Proxy
                            Statement, or any amendment or supplement thereto, in a form to which holders of 50% of Series A
                            Preferred or 50.5% of Debentures reasonably object.

Fees and Expenses:          The Parent shall pay all reasonable legal and
                            accounting expenses and fees in connection with the Exchange, and in connection with the negotiation and preparation of this Term Sheet, the Letter of Intent, the Consent and Waiver and the Definitive
                            Agreements, and the taking of the actions contemplated thereby, which fees and expenses are incurred through the earlier of the Closing Date or the Closing Deadline, for one law firm for the Consenting Holders of the Debentures, one law firm for the Consenting Holders of Series A Preferred, and one accounting firm which may perform services for either or both of the law firms for the Debentures and/or Series A Preferred.

Publicity:                  The timing and contents of any announcements, press
                            releases, or other public statements concerning the proposed transactions and related matters will occur upon and be determined only by mutual agreement and consent of the parties, subsequent to the execution of the Letter of Intent for this Term Sheet, and subject to SEC disclosure rules. If required by law, each party to the Term Sheet shall unilaterally give reasonable advance notice to all other parties of any disclosure such party is legally compelled to make. The Parent shall unilaterally give notice to the Consenting Holders of the Debentures and the Series A Preferred of any disclosure it is legally compelled to make. No party shall unreasonably withhold approval of such press release.

                            Subject to the foregoing, the Parent shall issue a press release by December 12, 2002, which will disclose the principal terms of this Term Sheet, the Letter of Intent, and the Consent and Waiver. Provided that such press release has been issued, the Parent shall file an 8K Report with the SEC on or before December 13, 2002 (the 8K Report will be filed within one business day after the press release is issued), which will disclose to the Parent's knowledge any still material non-public information (or updates thereto) the Parent or the Subsidiary heretofore delivered to the holders of Series A Preferred or the Debentures, and will attach to it copies of the Letter of Intent, this Term Sheet, and (if available) the Consent and Waiver. The Parent shall deliver a letter to the Consenting Holders of Series A Preferred and the Debentures representing that, to the Parent's knowledge, such Consenting Holders have not received from the Parent, as of the latter of the date of the Press Release or the 8K, any still material non-public information.

                           TIMELINE OF CRITICAL EVENTS
                                       FOR
                       SORRENTO EXCHANGE OFFER TERM SHEET

Date and Persons Responsible                    Action Required
----------------------------                    ---------------
Monday, December 9, 2002           Obtain signatures on Letter of Intent and
Parent                             Term Sheet of Consenting Holders of at least
Debenture Holders                  50% of the Series A Preferred and 50.5% of
Series A Holders                   the Debentures.

Monday, December 9, 2002           Transmit Letter of Intent and Term Sheet to
Parent                             NASDAQ.


Thursday, December 12, 2002        Approve and issue Press Release.
Parent
Consenting Holders

Thursday, December 12, 2002        Earnings conference call.
Parent

Friday, December 13, 2002          File 8K with SEC.
Parent

Monday, December 16, 2002          Form 10Q Report is issued for quarter ending
Parent                             October 31, 2002.

Friday, December 20, 2002          Finalize and execute Definitive Agreements,
Parent                             and obtain signatures from those persons who
Consenting Holders                 are Consenting Holders as of that date.

Monday, December 23, 2002          File Proxy Statement and Registration
Parent                             Statement with SEC, attaching the Definitive
                                   Agreements.

December 20 through January 15     Gather signatures on Definitive Agreements
                                   from additional Consenting Holders.

Thursday, January 9, 2003          Obtain signatures on Letter of Intent and
Parent                             Term Sheet by 50% of holders of Series A
Debenture Holders                  Preferred shares and obtain signatures on
Series A Holders                   Letter of Intent and Term Sheet and Consent
                                   and Waiver of holders of at least 66 2/3% of
                                   outstanding principal of Debentures.

Date and Persons Responsible                    Action Required
----------------------------                    ---------------
Friday, February 28, 2003          Effective Date of Registration Statement.
Parent

Between Wednesday, January 15,     Proxy Statement cleared and mailed to
2003 and Friday, February 28,      existing common stockholders.
2003
Parent


Friday, March 14,                  Closing Deadline of March 28, 2003 (unless
2003--Friday, March 28, 2003       extended per Letter of Intent). Closing to
                                   occur as soon as reasonably practicable after
                                   satisfaction or waiver of closing conditions
                                   (March 14, 2003-March 28, 2003)
